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                                                               EXHIBIT 23.2


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Rock-Tenn Company of our report dated August 9, 1996, except as to Note 15 which is as of January 21, 1997, with respect to the consolidated financial statements of Waldorf Corporation included in the Current Report on Form 8-K/A of
Rock-Tenn Company dated as of January 21, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                        /s/ Price Waterhouse LLP

May 13, 1997
Minneapolis, Minnesota